Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN APPAREL AND ENDEAVOR ACQUISITION CORP. ANNOUNCE DEFINITIVE

MERGER AGREEMENT

Vertically-Integrated Manufacturer/Retailer To Access Equity Capital to Fuel Growth;

Deal Subject to Endeavor Shareholder and Regulatory Approval

LOS ANGELES – December 19, 2006 – American Apparel Inc., a leading domestic vertically-integrated manufacturer and retailer of cotton fashion basics and the largest T-shirt manufacturer in the United States, and Endeavor Acquisition Corp. (“Endeavor”) (AMEX: EDA), a specified purpose acquisition company, today announced they have signed a definitive merger agreement.

Pursuant to the agreement, Endeavor will acquire American Apparel and its affiliated subsidiaries for up to 32,258,065 shares of restricted Endeavor stock. Endeavor will also assume up to $110 million of net debt outstanding, create a one-time merger bonus pool of $2.5 million and reserve up to approximately 2.7 million shares of additional Endeavor stock under a plan to be made available for issuance to American Apparel employees.

The combined company will operate as American Apparel and is expected to trade publicly on the American Stock Exchange or another national stock exchange and will remain headquartered in downtown Los Angeles. Founder and Chief Executive Officer of American Apparel Dov Charney will remain CEO, while core members of the management team responsible for American Apparel’s strong growth will also remain with the company.

American Apparel, at the forefront of a fashion basics revival, is a leading clothing manufacturer in the United States employing more than 5,000 people. American Apparel has the capacity to produce more than 1 million T-shirts per week at its Los Angeles manufacturing facilities. There are currently 143 American Apparel retail locations in 11 countries worldwide. For the fiscal year ending Dec. 31, 2006, American Apparel is expected to generate sales of approximately $275 million and EBITDA of approximately $30 million. Sales and EBITDA profits have expanded nearly eight-fold since American Apparel’s 2002 fiscal year with consistent double-digit EBITDA margins from combined wholesale and retail sales.

“This is an exciting time for American Apparel – acquiring the necessary financial foundation will give us the opportunity to realize our bigger dreams,” said Dov Charney, American Apparel Founder and CEO. “By leveraging art, technology and design, we will continue to bring people clothes they love to wear. This transaction and the infusion of substantial capital from Endeavor will allow American Apparel to capitalize on the many opportunities in front of us ranging from improving our manufacturing processes to implementing our global growth plans,” said Charney.

“American Apparel is a unique company in the apparel manufacturing and retailing industry with a visionary leader, passionate employees and loyal customers. Its cutting-edge brand building efforts and vertically-integrated ‘made in downtown Los Angeles’ operation have created significant brand awareness and a ‘cult’ status worldwide,” said Eric Watson, Chairman of Endeavor Acquisition Corporation.

“American Apparel has a solid top-line strategy with good operating margins and significant expansion potential of its domestic and international store count,” said Jonathan Ledecky, President of Endeavor Acquisition Corporation. “We look forward to working with the dedicated and determined American Apparel workforce to help the Company achieve growth through the access to capital this transaction provides.”

“We have a special culture and ethos at American Apparel including a commitment to excellence. I am very excited about sharing my potential good fortune with my fellow employees as well as providing our millions of loyal customers the opportunity to become shareholders through this potential merger,” said Charney.

As part of the agreement, Mr. Charney will receive up to approximately 32,258,065 million shares of restricted Endeavor stock, subject to an escrow agreement of up to approximately 8.1 million shares to secure certain indemnity obligations of American Apparel. This contemplates Mr. Charney fulfilling his obligation to purchase the shares of another American Apparel stockholder for $60 million prior to the closing of the transaction. Under this scenario, Endeavor will have approximately $120 million of capital available for American Apparel. If Mr. Charney fails to complete the aforementioned purchase, Endeavor will purchase those shares for $60 million in cash and Mr. Charney will forfeit approximately 7.7 million shares while the combined entity will continue to be funded with over $60 million of equity capital to further its operations. Under all of the above conditions, Mr. Charney has agreed to a 100 percent lock-up of his Endeavor shares for a period of not less than 36 months following the consummation of the acquisition of American Apparel by Endeavor.

The proposed transaction is subject to Endeavor receiving an opinion from an independent investment banking firm that the transaction is fair to Endeavor’s shareholders from a financial perspective, Endeavor receiving shareholder approval of the transaction, customary closing conditions, including receipt of an acceptable 2006 audited financial statement, and various regulatory approvals. The transaction is expected to close during the summer of 2007.

About American Apparel

American Apparel (www.americanapparel.net) is a vertically-integrated manufacturer and retailer of clothing for men, women, kids and dogs. Founded in 1997 by Dov Charney, it is the largest garment factory and T-shirt manufacturer in the United States, employing more than 5,000 people worldwide with 143 retail locations in 11 countries. All manufacturing is done under one roof at its downtown Los Angeles factory and headquarters. Committed to its employees as crucial components of the Company’s success and stability as well as the quality of its garments, American Apparel is a leader in employer/employee relations, offering benefits to all employees.

About Endeavor Acquisition Corp.

Endeavor Acquisition Corp. (AMEX: EDA) (AMEX: EDA-WT) (AMEX: EDA-U) is a specified purpose acquisition company formed by veteran investors and entrepreneurs Jonathan Ledecky and Eric Watson for the purpose of effecting a merger, capital stock exchange, asset acquisition or similar business combination with an entity that has an operating business. Endeavor raised $129.3M via an initial public offering in December 2005. For more information on Endeavor Acquisition Corp. go to www.endeavoracq.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Endeavor, American Apparel and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Endeavor’s and American Apparel’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions; American Apparel’s relationships with its financial lenders and its ability to adhere to the terms of its existing credit facilities; changing interpretations of generally accepted accounting principles; changes in the overall level of consumer spending or preferences in apparel; the performance of American Apparel’s products within the prevailing retail environment; paper and printing costs; availability of store locations at appropriate terms; inquiries and investigations and related litigation; continued compliance with U.S. and foreign government regulations; legislation or regulatory environments; requirements or changes adversely affecting the businesses in which American Apparel is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other apparel providers; general economic conditions; geopolitical events and regulatory changes; as well as other relevant risks detailed in Endeavor’s filings with the Securities and Exchange Commission, including its report on Form10-Q for the quarter ended September 30, 2006.

This release includes certain financial information (EBITDA) not derived in accordance with generally accepted accounting principles (“GAAP”). Endeavor believes that the presentation of this non-GAAP measure provides information that is useful to investors as it indicates more clearly the ability of American Apparel to meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. American Apparel’s EBITDA was derived by taking earnings before interest, taxes, depreciation and amortization as adjusted for certain one-time non-recurring items and exclusions.

CONTACT:

For Media:

Tracey Belko

Sloane & Company

212-486-9500

For Investors:

Joseph Teklits

Integrated Corporate Relations (ICR)

203-682-8258